UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): April 27, 2026
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2026, Mello Warehouse Securitization Trust 2026-1 (the “Trust”) and loanDepot.com, LLC (“loanDepot"), both indirect subsidiaries of loanDepot, Inc. (the “Company”) entered into an Indenture with U.S. Bank Trust Company, National Association, as indenture trustee and note calculation agent, and U.S. Bank National Association, as standby servicer and initial securities intermediary (the “Indenture”). Pursuant to the Indenture, the Trust issued $500 million of notes (the “MWST Notes”). The MWST Notes are backed by a revolving warehouse line of credit, secured by newly originated, first-lien, fixed rate or adjustable rate, residential mortgage loans which are (i) originated in accordance with the criteria of Fannie Mae or Freddie Mac for the purchase of mortgage loans or in accordance with the criteria of Ginnie Mae for the guarantee of securities backed by mortgage loans or (ii) originated as a jumbo mortgage loan in accordance with loanDepot’s underwriting guidelines in effect as of the closing date, and, in each case, other eligibility criteria set forth in the Master Repurchase Agreement, dated as of April 27, 2026, between loanDepot, as seller, and the Trust, as buyer (the “Master Repurchase Agreement”). loanDepot’s obligations under the Master Repurchase Agreement are guaranteed by LD Holdings Group, LLC, a subsidiary of the Company, under a separate guaranty in favor of the Trust, dated as of April 27, 2026 (the “Guaranty”). Each class of MWST Notes bears interest at 30-day Term SOFR plus a margin. The MWST Notes will terminate on the earlier of (i) April 24, 2029, (ii) upon loanDepot exercising its right to optional prepayment in full or (iii) upon an event of default which results in the acceleration of the obligations under the Indenture.

The foregoing description of the Indenture, Master Repurchase Agreement, and the Guaranty is not complete and is qualified in its entirety by reference to the full text of the Indenture, Master Repurchase Agreement, and the Guaranty, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 27, 2026, in connection with the anticipated consummation of the Mello Warehouse Securitization Trust 2026-1 transaction, loanDepot exercised its right to prepay in full its 2024-1 Securitization Facility (as defined below) and terminated (a) its Master Repurchase Agreement, dated as of September 27, 2024 (the “2024-1 MRA”), between Mello Warehouse Securitization Trust 2024-1 (“MWST 2024-1”), as buyer, and loanDepot, as seller; (b) its Indenture, dated as of September 27, 2024 (the “2024-1 Indenture”), between MWST 2024-1, as issuer, loanDepot, as servicer, and U.S. Bank Trust Company, National Association, as indenture trustee and note calculation agent, and U.S. Bank National Association, as standby servicer and initial securities intermediary; and (c) certain ancillary agreements (together with the 2024-1 Indenture and the 2024-1 MRA, the “2024-1 Securitization Facility”). Pursuant to the 2024-1 Indenture, MWST 2024-1 initially issued $300 million of notes (the “2024-1 MWST Notes”). The 2024-1 MWST Notes were backed by a revolving warehouse line of credit, secured by newly originated, first-lien, fixed rate or adjustable rate, residential mortgage loans which were originated in accordance with the criteria of Fannie Mae or Freddie Mac for the purchase of mortgage loans or in accordance with the criteria of Ginnie Mae for the guarantee of securities backed by mortgage loans and other eligibility criteria set forth in the 2024-1 MRA. No borrowings are currently outstanding under the 2024-1 Securitization Facility and loanDepot did not incur any termination penalties as a result of the termination of the 2024-1 Securitization Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All information set forth in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Indenture, dated April 27, 2026, among Mello Warehouse Securitization Trust 2026-1, loanDepot.com, LLC, U.S. Bank Trust Company, National Association and U.S. Bank National Association.
10.2#	Master Repurchase Agreement, dated April 27, 2026, between loanDepot.com, LLC and Mello Warehouse Securitization Trust 2026-1.
10.3#	Guaranty dated April 27, 2026, by LD Holdings Group LLC in favor of Mello Warehouse Securitization Trust 2026-1.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
# Confidential information has been omitted because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential pursuant to Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

Date: April 30, 2026